Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between EXOBOX TECHNOLOGIES CORP., a Nevada corporation, with principal offices at 2121 Sage Road, Suite 200, Houston, Texas  77056 (“Company”), and Kevin P. Regan, an individual residing at 2356 Bolsover, Houston, Texas 77005 (“Employee”), effective the 1st  day of January, 2009.

SPECIFIC PROVISIONS

1.            Employment.  On the terms and subject to the conditions set forth herein, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company.

2.            Duties and Responsibilities.  Subject to the other provisions hereof and to the power of the board of directors of the Company (the “Board”) and the Chief Executive Officer of the Company (“CEO”) to manage the business and affairs of the Company and to elect and remove the Company’s officers and other managers, the Company hereby employs the Employee as President and Chief Operating Officer.  The Employee shall have the responsibilities, the duties, functions and authority as are customarily or otherwise reasonably incidental to such position and such other duties, functions and responsibilities as the Board or the CEO from time to time reasonably may require. Subject to limitations, if any, imposed or to be imposed by the Company Board or CEO, such responsibilities primarily shall include, but not be limited to, leading and managing the Company’s general business operations, including product development, sales, marketing and business development efforts; managing the development of any new or derivative technologies or products; build out of the Company’s direct and indirect channels, assisting in the Company’s funding efforts and diligently performing to the best of his abilities any and all other duties pertaining to such position and as may be reasonably requested by the Company Board or CEO.   Employee’s normal work week shall be 9:00 am to 5:30 pm, Monday through Friday; provided, however, Employee shall devote such additional time, if any, as is reasonably necessary to accomplish Employee’s duties hereunder, without entitlement to additional compensation other than as may be applicable pursuant to Section 3.(b) below.

3.            Compensation and Other Employee Benefits.  As compensation for the Employee’s services hereunder during the Employment Term (as defined in Section 4), the Company will compensate the Employee as follows:

(a)           Base Salary.  During the Employment Term, the Company shall pay to the Employee an annual base salary (the “Base Salary”), subject to such withholdings or other deductions as may be required by applicable laws or regulations, in the amounts set forth below, payable in accordance with the then current payroll policies of the Company, which Base Salary will be subject to annual increase (but not decrease) at the discretion of the Board (or the compensation committee thereof). Employee shall receive a Base Salary of Two Hundred Sixty Thousand and No/100 Dollars ($260,000.00) annually, payable $10,833.33 semi-monthly.

(b)           Annual Bonus.  The Employee shall be eligible to receive (i) an annual cash bonus of up to two (2) times the Employee’s Base Salary (the “Annual Bonus”) as determined by the Compensation Committee and (ii) equity from the Exobox Technologies Corp. 2007 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan or such other successor Employee pool, if any, as may be in effect in a given year, at the end of each year, subject to meeting such performance criteria as determined each year by the Board, in its sole discretion.  Such Annual Bonus shall be subject to annual review by the Board (or the compensation committee thereof).

(c)           Stock Grant. Upon execution of this Agreement and subject to any and all regulatory requirements, the Company shall grant to the Employee Five Million (5,000,000) shares of the Company’s common stock restricted under Rule 144 (“Stock”). All sales, gifts or other transfers, if any, of the Stock by Employee, in whole or in part, will be subject to Rule 144 as promulgated under the Securities Act of 1933, as amended.

(d)           Stock Warrants. Upon execution of this Agreement, and subject to any and all regulatory requirements, the Company shall grant to the Employee warrants to purchase up to Seven Million Five Hundred Thousand (7,500,000) shares of the Company’s common stock on the terms set forth below (“Warrants”). All sales, if any, of shares acquired by Employee by his exercising any of the Warrants, in whole or in part, will be subject to Rule 144 as promulgated under the Securities Act of 1933, as amended. The Warrants shall provide for cash or cashless exercise at the holder’s option, at the price and date as follows:

Number of Warrants	Exercise Price	Expiration Date
2,500,000	$0.15	December 1, 2013
1,500,000	$0.25	December 1, 2013
1,500,000	$0.40	December 1, 2013
1,000,000	$0.50	December 1, 2013
1,000,000	$0.75	December 1, 2013

(e)           Employee Benefits.   Subject to the right of the Company to amend or terminate any employee benefit, compensation or welfare plan, the Company shall afford the Employee the right to participate in (A) such medical and dental plans as the Company makes available to its exempt, salaried, executive officer employees generally during the Employment Term; (B) any employee and/or group benefit plans that the Company makes available to its exempt, salaried, executive officer employees generally during the Employment Term (including disability, accident, medical, life insurance and hospitalization plans) and (C) any other benefit or perquisite plan made available to exempt, salaried, executive officer employees, such as additional life insurance, vehicle allowances, professional or social club memberships, etc.

(f)           401K Retirement Plan.  The Employee shall be entitled to participate in the Company’s 401K Plan, if any, on the same terms offered to the Company’s exempt, salaried, executive employees generally during the Employment Term.

(g)           Paid Time Off.  Commencing January 1, 2009, the Employee shall begin to accrue paid time off in the amount of four (4) weeks per calendar year, increasing to five (5) weeks per calendar year after the third anniversary of the Effective Date, if Employee is still employed.

(h)           Other Compensation.  Subject to the requirements of the business expense reimbursement policies and procedures of the Company as in effect from time to time, the Company promptly shall reimburse the Employee for all reasonable out-of-pocket expenses he incurs in the course of performing his duties under this Agreement out of available Company funds, if any.  Provided, however, that Employee shall obtain the advance, written consent of the Company CEO or a majority of the Board prior to Employee’s incurring any reimbursable expense hereunder in excess of $10,000.00.  In the event Employee incurs an expense in excess of $10,000.00 without the Board’s advance, written consent, then the Company may, at its sole discretion, reimburse Employee in full for said expense upon receipt of the related expense report and back-up documentation, but shall have no obligation to reimburse Employee in excess of $10,000.00 for such expense.  In addition, the Company shall pay for the Employee’s cellular phone and calls thereon, not to exceed $1,000 per month without prior written approval from the Company CEO or a majority of the Board.

4.           Term.  Subject to its earlier termination as provided below, the term of the Employee’s employment under this Agreement (the “Employment Term”) will be for two (2) years, commencing on the Effective Date; provided, however, that if neither the Company nor the Employee terminates this Agreement prior to the second (2nd) anniversary of the Effective Date (or each bi-yearly anniversary thereafter), the Employment Term shall continue thereafter for an additional two (2) years.

5.           Termination of Employment.

(a)           Due Cause.  If, during the Employment Term, the Company has Due Cause (as hereinafter defined) to terminate the Employee’s employment, the Company will be entitled to terminate the Employee’s employment at any time by delivering written notice of such termination to the Employee, in which event (i) the Employee’s termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Employee a lump sum amount, due on termination, equal to one (1) month of his then current Base Salary, and (iii) all the rights and benefits the Employee may have under all employee benefit, bonus and/or stock option plans and programs of and/or agreements with the Company, if any, will be determined in accordance with the terms and conditions thereof based on the Employee’s employment being terminated thereunder for all purposes as of the date his employment is terminated under this Agreement.  “Due Cause” means:  (i) the Employee has committed a willful serious act that constitutes personal dishonesty, such as fraud, embezzlement or theft, against the Company; (ii) the Employee has been convicted of a felony (or entered a plea of nolo contendre to a felony charge); (iii) the Employee has engaged in willful conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company; (iv) the Employee, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct; (v) the Employee has refused to carry out his duties hereunder and, after receiving written notice to such effect from the Company, failed to cure the existing problem within thirty (30) days of receipt of such written notice; or (vi) the Employee has materially breached this Agreement and has not remedied that breach within thirty (30) days after receipt of written notice from the Company that the breach has occurred.

(b)           Without Due Cause.  If the Company terminates the employment of the Employee during the Employment Term without Due Cause, (i) the Company will pay to the Employee a lump sum amount equal to his Base Salary that would be payable for the greater of the (x) remaining period of the Employment Term (had it continued for its then remaining term) or (y) a period of  six (6) months for every 12 months of employment, on a pro rata basis, capped at 24 months (e.g., 24 months of employment would project to 12 months payment under this option), without any duty of mitigation on the Employee’s part, and (ii) all the rights and benefits the Employee may have under all employee benefit, bonus and/or stock option plans and programs of and/or agreements with the Company, if any, will be determined in accordance with the terms and conditions thereof based on the Employee’s employment being terminated thereunder for all purposes as of the date his employment is so terminated hereunder without Due Cause.

(c)           Change in Control.  If, during the Employment Term, the Employee resigns for Good Reason (as defined below) on or within six months following a Change in Control, (i) the Company will pay to the Employee a lump sum amount equal to twenty-four (24) months of his then current Base Salary, without any duty of mitigation on the Employee’s part, and (ii) all the rights and benefits the Employee may have under all employee benefit, bonus and/or stock option plans and programs of or agreements with the Company, if any, will be determined in accordance with the terms and conditions thereof based on the Employee’s employment being terminated thereunder for all purposes as of the date his employment is terminated under this Agreement.

A “Change in Control” shall be deemed to have occurred if:

(i)            any person, other than the Company or benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing fifty percent (50%) or more of the total voting power of all of the then-outstanding voting securities of the Company;

(ii)           the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least seventy-five percent (75%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least seventy-five percent (75%) of the holders of outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

(iii)           the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., fifty percent (50%) or more of the total assets of the Company).

The Employee shall have “Good Reason” to terminate this Agreement and his employment hereunder upon the occurrence of any of the following events:   (a) the Employee experiences a material reduction in the authority, responsibilities or duties from those described in Section 2 hereof or (b) a material breach of this Agreement by the Company which continues for thirty (30) days after receipt of written notice of such breach is received by the Company from the Employee or (c) the Employee.

(d)           The Employee’s Right To Terminate. Notwithstanding the provisions of Section 4, the Employee shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

(i)            for Good Reason as defined above; or
(ii)           for any other reason, in the sole discretion of the Employee, upon 45 days written notice to the Company.

If the Employee elects to terminate his employment with the Company pursuant to Section 5 (d)(i) above, the severance obligations under Section 5(b) shall apply, as if the Employee’s employment was terminated by the Company without cause. If the Employee elects to terminate his employment with the Company pursuant to Section 5(d)(ii), the Company will owe no severance obligations to the Employee, but will pay Employee’s salary and other contractual benefits through date of termination.

(e)           Death.  If, during the Employment Term, the Employee dies, (i) the Company will pay to the Employee’s estate the Employee’s Base Salary accrued and unpaid through the end of the month in which he dies and (ii) all rights and benefits his estate or beneficiaries may have under all employee benefit, bonus and/or stock option plans and programs of or agreements with the Company, if any, will be determined in accordance with the terms and conditions thereof.

(f)            Disability.  To the extent not otherwise mandated by the Americans with Disability Act (“ADA”) or other applicable law, if any, if, during the Employment Term, the Employee suffers a Disability (as hereinafter defined), (i) the Employee’s employment will terminate ninety (90) days after the date on which the Company determines that such Disability has occurred, (ii) the Company will pay to the Employee his Base Salary accrued and unpaid through the end of the month in which his employment is terminated due to that Disability and (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of or agreements with the Company, if any, will be determined in accordance with the terms and conditions thereof.  “Disability” means the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Employee to perform the duties and responsibilities then assigned to him hereunder for a period that can be reasonably expected to last more than one hundred twenty (120) days.  That inability or incapacity will be documented to the reasonable satisfaction of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Company.

6.             Indemnity.           The Company shall indemnify Employee through an Indemnity Agreement between the Company and Employee in the form attached hereto as Exhibit “A”.

7.             No Conflicts.  The Employee represents and warrants that the Employee is under no contractual or other restrictions or obligations that will (a) limit the Employee’s activities on behalf of the Company or (b) prohibit or inhibit disclosure or use by the Employee of any information in possession of the Employee which directly or indirectly relates to the operation or business of the Company or the services to be rendered by the Employee under this Agreement or otherwise.

8.            Restrictions on Competitive Employment and Solicitation; Ownership of Intellectual Property and Nondisclosure Agreement:  Employee acknowledges and agrees that in reliance upon Employee’s representations and agreements set forth in this Agreement, the Company is making available to Employee valuable Confidential Information (as hereinafter defined) and training, in order to enable Employee to perform his services and duties under this Agreement and for no other purpose.  As used herein the term “Confidential Information” means any and all client lists, trade secrets, methods of operation, patent information, coding & programming data, software development plan(s), software design documents & information, other intellectual property data, detailed information concerning various clients and other confidential and/or proprietary information, including, but not limited to, documents and other information, including trade secrets  and/or other confidential, proprietary and/or commercial information concerning Exobox’s proprietary technology referred to in any and all Exobox U.S. and/or foreign Patent Applications and related applications, patents, registrations, continuations, divisions, improvements, reissues, extensions, derivative works and/or developments and/or business plans, marketing plans and/or other information relating to the makeup, business, products, product lines, inventory, customers and customer lists, plans, operations and methods of operation, technology, financial statements and data, reports and disclosures, whether provided orally or in writing, and all know-how, data or technical information relating thereto, concerning Exobox and its assets and/or operations furnished hereunder at any time by Exobox to Recipient. Employee recognizes that the Company’s willingness to enter into this Agreement and provide Employee with such Confidential Information is based in material part on Employee’s agreement to the provisions of this Section 8 and that Employee’s breach of one or more provisions of this Section 8 could materially damage the Company.  Employee further acknowledges and agrees that he has no intent to enter the Company’s field of operations, for himself or on behalf of others, except on behalf of the Company as set forth in this Agreement.  Accordingly, Employee acknowledges and agrees that:

a.
(i) the Company is engaged in the business of developing, licensing, coding and/or otherwise providing enterprise and home user internet and/or endpoint security software and related services for servers, pc’s and all other computer operating systems, to businesses, wholesalers, retailers, governmental agencies and divisions, educational institutions, banks and financial institutions, internet service providers and all other potential resellers and end users (the “Business”); (ii) the Company conducts the Business throughout the World (“Territory”); (iii) the Employee’s work for the Company will provide the Employee with access to the trade secrets of and other Confidential Information concerning the Company; and (iv) the Employee’s covenants in this Section 8 are essential to protect the Business and the goodwill of the Company.  Accordingly, the Employee covenants that he/she will not, at any time during the term of this Agreement or the period of one (1) year after the first to occur of the expiration of this Agreement or the termination of this Agreement (“Restricted Period”), anywhere in the Territory:  (1) directly or indirectly own, finance or control, or participate in the ownership or control of, or be connected as principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint venturer with, or permit his/her name to be used by or in connection with, any business whose primary business directly competes with the Company (provided, however, that the Employee may invest as an investor in the voting securities of any entity that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as (A) the aggregate amount of those securities the Employee owns directly or indirectly is less than five percent of the total outstanding voting securities of that entity and (B) the Employee has no other affiliation with that entity);  (2) directly or indirectly call on, solicit or perform services for or aid any other person, entity or organization, other than an employee or officer of the Company or its agents, in calling on, soliciting or performing services for any person that at that time is, or at any time within one year prior to that time was, an actual or proposed development partner, acquiree or client of the Company; (3) accept directly the business of any person that at that time is a customer or client of the Company, or request, advise or suggest to any such person that such person curtail, cancel or withdraw its business from the Company; (4) otherwise than on behalf of the Company, solicit the employment of, or induce or advise to leave the employ of the Company, any person who at that time is employed on a full or part-time basis by the Company; (5) undertake planning for or organization of any business activity competitive with the Company’s business or combine or conspire with other executives or representatives of the Company’s business for the purpose of organizing any such competitive business activity; or (6) directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is or will be hereafter engaged (as an executive, agent, independent contractor or otherwise) by the Corporation to terminate his or her employment or engagement.

b.
All rights, including, but not limited to, all copyright ownership and patent rights in all intellectual property (including copyrights, patents, and trademarks) in any invention, copyrightable work or product (including goods, products, services, or processes) that may be created, developed or invented, in whole or in part, by Employee during the Employment Term, as well as any and all related  continuations, divisions, improvements, reissues, extensions, derivative works and/or developments (hereinafter “Property”), are and shall be owned solely by the Company.  It is further understood and agreed that Employee hereby transfers to the Company any and all rights, title and interest that he/she has acquired or may acquire in the Property, and /or any and all related continuations, divisions, improvements, reissues, extensions, derivative works and/or developments, including, but not limited to, (i) all copyright rights and protections under United States Copyright Law, including, but not limited to, Title 17 of the United States Code, (ii) all Trademark rights, domestic and foreign and (iii) all patent rights, domestic and foreign. Employee agrees upon demand to execute any and all further documents that the Company, in its sole discretion, deems necessary to effectuate this provision, including, but not limited to, any acknowledgments or assignments, and that Company shall have the right to enforce this provision b, inter alia, an order of specific performance. The parties further agree that all copyrighted works created during the Employment Term are and shall be deemed to have been made in the course and scope of Employees employment and are “Works Made for Hire” as defined by Title 17 of the United States Code. Employer may, in its sole discretion, agree in writing to waive or reassign its rights in any Property that Employee creates during the Employment Term that (x) Employee contends in good faith in writing were created without using Company assets and (y) do not involve Confidential Information, but Company shall have no obligation to do so.

c.
The Company has a legitimate business interest in the protection of its Confidential Information, and the Company’s Confidential Information is a valuable asset worthy of and subject to protection by the Company.  Accordingly, the Employee covenants that: (i) during the term of this Agreement and thereafter, the Employee will keep confidential all Confidential Information of the Company which is known to him and, except with the specific prior written consent of the Company’s Board or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose  that Confidential Information to any person except as necessary and authorized by the Company in the course and scope of the performance of Employee’s services, responsibilities and duties under this Agreement.

d.
Because of the difficulty of measuring economic losses to the Company as a result of a breach of any of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by the Company, in the event of breach by him/her, by injunctions, restraining orders and orders of specific performance issued by a court of competent jurisdiction, without prior mediation or arbitration as provided in Section 15 below.  Employee further agrees to waive any requirement for the Company’s securing or posting of any bond in connection with such remedies.

e.
It is agreed by the parties that the foregoing covenants in this Section 8 impose a reasonable restraint on Employee in light of the activities and business of the Company on the effective date of this Agreement and the current plans of the Company;  but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this covenant, whether before or after the date of termination of this Agreement.

f.
The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  Moreover, in the event any court, arbitration panel or other individual or entity of competent jurisdiction (“Entity”) shall determine that the scope, time or territorial restrictions set forth in this Agreement are unreasonable, in whole or in part, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the Entity deems reasonable, and the Agreement shall thereby be reformed.

g.
All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.  It is specifically agreed that the Restricted Period shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 8.

h.
Employee will not, at any time during the Restricted Period, accept employment with or render services to (other than legal advice should Employee become a licensed attorney) any person, firm, corporation or other entity whose primary business directly competes with the Company.

i.
Provided, however, that during the Term of this Agreement, Employee shall have the right, but not the obligation, to request that Exobox provide him written approval to create, develop and/or invent specific goods, products, services or processes on his own time for himself and not as the property of Exobox that (i) do not compete with Exobox, (ii) are not within the Business of Exobox as defined in this Agreement and (iii) do not unreasonably detract from Employee’s duties to Exobox as set forth in this Agreement, which such approval shall not be unreasonably withheld.

The terms and conditions of subpart h of this Section 8 shall not apply to Employee if Employee is terminated for any reason other than for cause as specified in Section 5 (a).

GENERAL PROVISIONS

9.            Authority.  The parties represent to each other that each has the full authority to enter into this Agreement.

10.           Complete Agreement. This is the complete agreement of the Parties hereto regarding the subject matter of this Agreement, superseding all others.  No term or provision of this Agreement may be added, changed, modified, deleted or waived, in whole or in part, without the express, signed written consent of Company and Employee.

11.           Governing Law. This Agreement is made under and is to be construed and enforced in accordance with the laws of the State of Texas applicable to contracts between residents of the State of Texas that are to be wholly performed within Texas and without regard to the conflicts of law principles or choice of law principles of Texas or any other jurisdiction.  All parties to this Agreement hereby irrevocably and unconditionally consent to the arbitration and venue provisions set forth in Section 15 below and hereby irrevocably and unconditionally waive any defense of an inconvenient forum to the maintenance of arbitration as specified below, any objection to venue with respect to any such arbitration and any right of jurisdiction or venue on account of the place of residence or domicile of any party hereto, or otherwise.

12.           Third Party Beneficiaries. Except as expressly provided herein, this Agreement is solely between and for the benefit of Company and Employee, and no individual or entity that is not a signatory to this Agreement may enforce or claim any benefit under any of the provisions hereof.

13.           Further Assurances. Company and Employee shall execute all such other documents and do such other things as may be reasonably required in order to effectuate, evidence, and/or confirm the intended purpose of this Agreement.

14.           Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or in equity, and may be pursued separately, successively, or concurrently.

15.           Arbitration and Venue. Except for matters covered by Sections 8. b and 8. d, in the event of any dispute(s) (as defined herein below) arising out of or relating to this contract, or the breach thereof, the parties agree to participate in at least four (4) hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association before having recourse to arbitration.  If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved solely by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules pursuant to the Federal Arbitration Act, 9 U.S.C. Sections 1-14 (in the event this act shall be held to be inapplicable, then the provisions of the Texas General Arbitration Act shall apply.)  Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction.  The term “dispute(s)” shall include, but is not limited to all claims, demands and causes of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any federal or state constitution, statute or regulation or judicial reasons, that are now recognized by law or that may be created or recognized in the future, for resulting past, present and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentations of any kind and/or character, libel, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protection act damages, all attorney’s fees, all penalties of any kind, punitive damages, exemplary damages, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties.  The award of the arbitrator issued pursuant herein shall be final, binding and non-appealable.  The parties hereby waive any rights to punitive or exemplary damages and the Arbitrator(s) will not have the authority to award exemplary or punitive damages to either party.  Venue for any mediation or arbitration provided for by these provisions shall lie in Harris County, Texas.  Notwithstanding anything to the contrary in the aforementioned arbitration rules, no arbitration shall exceed a total of twelve (12) hours per dispute unless extended by mutual signed, written agreement of the parties.  Any suit for injunctive relief brought pursuant to Section 8.d to protect or preserve matters at issue pending resolution pursuant to this paragraph shall be brought in a court of competent jurisdiction in Harris County, Texas. In no event shall the terms of this Paragraph 15 apply to any disputes arising under Section 8.b or d.

16.           Notice. Any notice required to be given under this Agreement shall be (i) sent by certified mail, return receipt requested; (ii) faxed as set forth herein; (iii) e-mailed as set forth herein or (iv) hand delivered.  Notice shall be effective upon the earlier of actual receipt by the Party to whom said notice is sent or the expiration of three (3) business days if sent by certified mail, return receipt requested.  Notice sent by fax or e-mail shall be effective at the time said notice is received on regular business days between the hours of 9:00 a.m. and 5:00 p.m.; provided, however, that notice received by fax or e-mail any day after 5:00 p.m. and before 9:00 a.m. the next business day shall be deemed to have been received at 9:00 a.m. the first business day following actual receipt of said notice.  Hand delivered notice shall be effective only upon actual receipt by the Party to whom said notice is sent.  Notices sent hereunder shall be addressed as follows.

If by certified mail, return receipt requested, or by hand delivery to Company, then:

Robert B. Dillon
Exobox Technologies Corp.
2121 Sage Road, Suite 200
Houston, Texas  77056

With a copy not constituting notice to:

Thomas C. Pritchard
Brewer & Pritchard, P.C.
3 Riverway, 18th Floor
Houston, Texas 77056

Or, if by fax to the Company, then: (713) 781-6175,

With a copy not constituting notice to Thomas C. Pritchard at (713) 659-5302,

Or, if by e-mail to the Company, then: rdillon@exobox.com,

With a copy not constituting notice to Pritchard@bplaw.com.

If by certified mail, return receipt requested, or by hand delivery to Employee, then:

Kevin P. Regan
2356 Bolsover
Houston, Texas 77005

Or, if by fax to Employee, then: (866) 288-7027

Or, if by e-mail to Employee, then: kevin@regan-co.com

17.           Severability.  If any term or provision hereof is held to be unenforceable, in whole or in part, by any court, arbitration panel or other entity having valid jurisdiction to construe or enforce this Agreement, then said term or provision shall be amended or deleted as necessary, and the remaining portions of this Agreement shall continue in full force and effect.

18.           Time.  Time shall be of the essence of this Agreement.

19.           Headings. All headings used herein are for convenience only and shall not be used or referred to in the construction, amendment or interpretation of any term or provision of this Agreement.

20.           Ambiguity.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21.           Gender and Tense. Unless the text specifically requires otherwise, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural and the plural shall include the singular.

22.           Assignment.  Neither Company nor Employee may assign this Agreement or any of its rights and obligations hereunder, whether voluntarily, involuntarily, or by operation of law, to any person or entity without the other Party’s prior, express, written consent.

23.           Counterpart and Facsimile Signatures.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

24.           Acknowledgement. EACH PARTY SPECIFICALLY ACKNOWLEDGES AND AGREES (1) THAT HE/SHE/IT HAS READ THIS AGREEMENT AND IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, AND (2) THAT HE/SHE/IT IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT.  EACH PARTY FURTHER AGREES THAT HE/SHE/IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILTIY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS’.  IN ADDITON, EACH PARTY ACKNOWLEDGES AND AGREES THAT NO CONSIDERATION SHALL BE GIVEN TO THE FACT OR PRESUMPTION THAT ONE PARTY HAD A GREATER OR LESSER ROLE IN THE DRAFTING OF THIS AGREEMENT, OR ANY PORTION THEREOF, AND THAT EXAMPLES SHALL NOT BE CONSTRUED TO LIMIT, EXPRESSLY OR BY IMPLICATION, THE MATTER THEY ILLUSTRATE.

25.           Effect of Agreement.  Subject to the provisions of Section 22 with respect to assignments, this Agreement will be binding on the Employee and his heirs, executors, administrators, legal representatives, successors and assigns and on the Company and its successors and assigns.  The Employee acknowledges that the provisions of Section 8 are for the benefit of the Company.

26.           Waiver of Breach.  The waiver by either party to this Agreement, in whole or in part, of a breach of all or any portion of any provision(s) of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.

27.           Effective Date. This Agreement is executed in multiple originals effective the date first set forth above (“Effective Date”).

*  *  *  *  *
IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement effective for all purposes as of the Effective Date.

EXOBOX TECHNOLOGIES CORP.

By:	/s/ Robert B. Dillon
Robert B. Dillon, Chief Executive Officer

EMPLOYEE: KEVIN P. REGAN

/s/ Kevin P. Regan
Kevin P. Regan

EXOBOX TECHNOLOGIES CORP
OFFICER & DIRECTOR
INDEMNIFICATION AGREEMENT
EXHIBIT “A” TO EMPLOYMENT AGREEMENT

AGREEMENT, effective as of May 1, 2008, between EXOBOX TECHNOLOGIES CORP., a Nevada corporation (the “Company”), and KEVIN P. REGAN (“Indemnitee”).

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company;

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
SCOPE OF INDEMNIFICATION:  In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event)  (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee;  provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 2.d. herein);  (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 2 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2.	DETERMINATION OF COVERAGE:

a.            If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (i) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (iii) the stockholders.  If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

b.            If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied.  Indemnitee agrees to bring any such litigation in any court in the States of Texas having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

c.            The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee.  Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect.  The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

d.            For purposes of this Agreement, “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately  prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

e.              To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

3.
PARTIAL INDEMNIFICATION:  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

4.
EFFECT OF CLAIM TERMINATION:  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

5.
D & O INSURANCE:  The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently or hereafter in force and effect, providing, in all respects, industry standard coverage at least comparable to that presently provided, if any; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

6.              CHANGES IN LAW:

a.           In the event of any changes after the date of this Agreement in any applicable constitution, law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee’s rights, and the Company’s obligations, under this Agreement.  In the event of any changes in any applicable constitution, law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such constitution, law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

b.           The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

7.
ALTERNATIVE COVERAGE:  If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

8.
CONTINUING OBLIGATION:  All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

9.	NOTICE & SETTLEMENT:

a.           Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

b.           Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company’s prior written consent, which consent shall not be unreasonably withheld.

c.            Any notice required to be given under this Agreement shall be (i) sent by certified mail, return receipt requested; (ii) faxed as set forth herein; (iii) emailed as set forth herein; or (iv) hand delivered.  Notice shall be effective upon the earlier of actual receipt by the Party to who said notice is sent or the expiration of three (3) business days if sent by certified mail, return receipt requested.  Notice sent by fax or email shall be effective at the time said notice is received on regular business days between the hours of 9:00 a.m. and 5:00 p.m.; provided, however, that notice received by fax or email after 5:00 p.m. and before 9:00 a.m. the next business day shall be deemed to have been received at 9:00 a.m. the first business day following actual receipt of said notice.  Hand delivered notice shall be effective only upon actual receipt by the Party to who said notice is sent.  Notices sent hereunder shall be addressed as follows.

If by certified mail, return receipt requested, or by hand delivery to Company, then:

Robert B. Dillon
Exobox Technologies Corp.
2121 Sage Road, Suite 200
Houston, Texas  77056

With a copy not constituting notice to:

Thomas C. Pritchard
Brewer & Pritchard, P.C.
3 Riverway, 18th Floor
Houston, Texas 77056

Or, if by fax to Company, then: (713) 625-7890,

With a non-notice copy to Thomas C. Pritchard at: (713) 659-5302.

Or, if by e-mail to Company, then:  rdillon@exobox.com,

With a non-notice copy to Thomas C. Pritchard at: Pritchard@bplaw.com.

If by certified mail, return receipt requested, or by hand delivery to Indemnitee, then:

Kevin P. Regan
2356 Bolsover
Houston, Texas 77005

Or, if by fax to Indemnitee, then: (866) 288-7027,

Or if by e-mail to Indemnitee, then:  kevin@regan-co.com .

10.
ASSUMPTION OF DEFENSE:  If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof.  After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel reasonably acceptable to Indemnitee to assume the defense of such Claim (which such acceptance by Indemnitee shall not be unreasonably withheld), in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

11.
COMPLETE AGREEMENT:  This is the complete agreement of the Parties hereto regarding the subject matter of this Agreement, superseding all others. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.

12.
WAIVER:  No waiver, in whole or in part, of all or any portion of the provisions of this Agreement (i) shall be effective, unless in writing signed by the allegedly waiving party or (ii) shall be deemed to constitute or shall constitute a waiver, in whole or in part, of any other provision(s) hereof (whether or not similar) nor shall any waiver constitute a continuing waiver.

13.
SUBROGATION:  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.
OTHER PAYMENT:  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

15.
PARTIES BOUND:  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

16.
SEVERABILITY:  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, in whole or in part, and the remaining provisions shall remain enforceable to the full extent permitted by law.

17.
GOVERNING LAW:  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada applicable to contracts between residents of the State of Nevada that are made and to be performed wholly within such state, and without regard to Nevada’s or any other jurisdiction’s choice of law or conflicts of law principles which might refer such governance, construction or enforcement to the laws of another state or country. The Parties to this Agreement hereby irrevocably and unconditionally consent to the arbitration and venue provisions set forth in Section 18 below and hereby irrevocably and unconditionally waive any defense of an inconvenient forum to the maintenance of arbitration as specified below, any objection to venue with respect to any such arbitration and any right of jurisdiction or venue on account of the place of residence or domicile of any party hereto.

18.
ARBITRATION AND VENUE:  In the event of any dispute(s) (as defined herein below) arising out of or relating to this Agreement, or the breach thereof, the parties agree to participate in at least four (4) hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association before having recourse to arbitration.  If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved solely by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules pursuant to the Federal Arbitration Act, 9 U.S.C. Sections 1-14 (in the event this act shall be held to be inapplicable, then the provisions of the Texas General Arbitration Act shall apply.)  Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction.  The term “dispute(s)” shall include, but is not limited to all claims, demands and causes of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any federal and/or state constitution, statute or regulation or judicial reasons, that are now recognized by law or that may be created or recognized in the future, for resulting past, present and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentations of any kind and/or character, libel, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protection act damages, all attorney’s fees, all penalties of any kind, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties.  The award of the Arbitrator issued pursuant hereto shall be final, binding and non-appealable.  The parties hereby waive any rights to punitive or exemplary damages and the Arbitrator(s) will not have the authority to award exemplary or punitive damages to either party.  Venue for any mediation or arbitration provided for by these provisions shall be Harris County, Texas.  Notwithstanding anything to the contrary in the aforementioned arbitration rules, no arbitration shall exceed a total of twelve (12) hours per dispute unless extended by mutual signed, written agreement of the parties.  Any suit for injunctive relief brought to protect the assets at issue pending resolution pursuant to this paragraph shall be brought in a court of competent jurisdiction in Harris County, Texas.

19.
COUNTERPART AND FACSIMILE SIGNATURES: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes.  Such facsimile copies shall constitute enforceable original documents.  Each party further agrees, however, to subsequently deliver to the other party an original executed copy of this Agreement.

20.	HEADINGS: All headings used herein are for convenience only and shall not be used or referred to in the construction, amendment or interpretation of any term or provision of this Agreement.

21.
REPRESENTATIONS AND WARRANTIES:  Exobox and Indemnitee each represents and warrants to the other that, as of the Effective Date:  (i) it/he has all requisite power and authority to enter into this Agreement and perform its/his obligations hereunder; (ii) the execution, delivery, and performance of its/his obligations under this Agreement have been duly authorized by it/him and this Agreement has been duly executed and delivered by its/his authorized representative; (iii) its/his execution and delivery of, and the performance of its/his obligations under this Agreement will not (a) result in a breach of, or constitute a default under, any agreement, lease, or instrument (including any organizational instrument or document) to which it/he is a party or by which it/he or its/his properties may be bound or affected, or (b) violate any applicable legal requirement, including any law, rule, regulation, statute, ordinance, writ, order, or determination of an arbitrator or a court or other governmental authority; (iv) no litigation, investigation, or other legal, administrative, or arbitration proceeding is pending or, to the best of its/his best knowledge, threatened against it/him or any of its/his properties or revenues, existing or future, which if adversely determined could prevent the performance of or have a material adverse effect on its/his ability to perform its/his obligations hereunder; and (v) its/his obligations under this Agreement are legal, valid, and binding against it/him, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar legal requirements affecting creditor's rights generally and by principles of equity.

22.
FURTHER ASSURANCES:  Company and Indemnitee shall execute all such other documents and do such other things as reasonably may be required in order to effectuate, evidence and/or confirm the intended purpose of this Agreement.

23.
ASSIGNMENT:  Neither Company nor Indemnitee may assign this Agreement or any of its rights or obligations hereunder, in whole or in part, whether voluntarily, involuntarily or by operation of law, to any person or entity without the other Party’s prior, signed written consent.

24.
AMBIGUITY:  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

25.
GENDER AND TENSE:  Unless the text specifically requires otherwise, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural and the plural shall include the singular.

26.
ACKNOWLEDGMENT:  EACH PARTY SPECIFICALLY ACKNOWLEDGES AND AGREES (1) THAT IT/HE HAS READ THIS AGREEMENT AND IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, AND (2) THAT IT/HE IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT.  EACH PARTY FURTHER AGREES THAT IT/HE WILL NOT CONTEST THE VALIDITY OR ENFORCEABILTIY OF ANY PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION(S) OR THAT SUCH PROVISION(S) ARE NOT “CONSPICUOUS”.  IN ADDITION, EACH PARTY ACKNOWLEDGES AND AGREES THAT NO CONSIDERATION SHALL BE GIVEN TO THE FACT OR PRESUMPTION THAT ONE PARTY HAD A GREATER OR LESSER ROLE IN THE DRAFTING OF THIS AGREEMENT, OR ANY PORTION THEREOF, AND THAT EXAMPLES SHALL NOT BE CONSTRUED TO LIMIT, EXPRESSLY OR BY IMPLICATION, THE MATTER THEY ILLUSTRATE.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

EXOBOX TECHNOLOGIES CORP.

By:	/s/ Robert B. Dillon
Robert B. Dillon, Chief Executive Officer

INDEMNITEE: KEVIN P. REGAN

/s/ Kevin P. Regan
Kevin P. Regan